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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)                January 6, 1998
                                                                ---------------


                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
             (Exact name of registrant as specified in its charter)



       Colorado                       0-21736                   84-1158484
----------------------------    ----------------------       ------------------
(State or other jurisdiction   (Commission File Number)       I.R.S. Employer
of incorporation)                                           (Identification No.)

17301 West Colfax Ave., Suite 170
Golden, Colorado                                                       80401
------------------------------------------                            --------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:             (303)  216-0908
                                                                ---------------


                                     Change
                                     ------

              Former address has changed since date of last filing

                 The previous address of the executive offices
                     as of the date of the last filing was:

                            2060 Broadway, Suite 400
                             Boulder, Colorado 80302

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Item 2.           Acquisition or Disposition of Assets

     On December 31, 1997, Black Hawk Gaming & Development Company, Inc. (ABlack Hawk@) signed definitive agreements under which it has the right to acquire all of Gilpin Venture Inc.=s (AGVI@) and it=s affiliates interests in the Gilpin Hotel Venture (AGHV@) and the real property leased by the Gilpin Hotel Venture in two separate transactions. Black Hawk and GVI each own a 50% interest in GHV which operates a gaming facility in Black Hawk, Colorado. Black Hawk will own 100% of the gaming facility upon closing of the first transaction

          In the first transaction,

          o $50,000 was paid to GVI by Black Hawk upon signing of the definitive agreements;

          o $4,950,000 may be paid by Black Hawk to GVI, on or before June 30, 1998 (which closing may be extended for 90 days) for the business, building, and personal property of the Gilpin Hotel Venture;

          o $250,000 may be paid by Black Hawk to an affiliate of GVI at closing, for termination of a consulting agreement;

          o Additionally, GVI will be released from all obligations of the Gilpin Hotel Venture.

          In the second transaction, (if the first transaction closes) the Company has the right to purchase from an affiliate of GVI, its share of the real property leased by the Gilpin Hotel Venture, for $4,750,000, on or before January 2, 1999 (which closing may be extended for six months).

          The transactions are subject to acquisition of financing by Black Hawk. Black Hawk is actively pursuing debt and/or equity financing. If for any reason the transactions do not close, Black Hawk has agreed to:

          o construct a parking garage for the benefit of GHV which when combined with real estate owned jointly by GVI and Black Hawk, will provide parking for at least 179 cars.

          o lease such parking spaces to GHV under a long-term lease for $80,000 per month;

          o settle certain issues between it and GVI by crediting $250,000 against amounts owed to Black Hawk by GVI under the GHV joint venture agreement.







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                                      -2-

Item 5.           Other Events.

         On December 31, 1997, certain officers and directors of the Company elected to convert $6,750,000 of convertible promissory notes which were issued pursuant to that certain Amended and Restated Purchase Agreement dated November 12, 1996 between the Company and Diversified Opportunities Group Ltd. and others. All shares are to be issued at the conversion price of $5.25 per share. This transaction results in the issuance of 1,285,714 additional common shares of the Company as of December 31, 1997. All of these newly issued shares are subject to the restriction under Rule 144 of the Securities and Exchange Commission and some have additional restrictions under the provisions of the November 12, 1996 Amended and Restated Purchase Agreement.

Item 7.           Financial Statements and Exhibits

         (a.)(b.) The financial statements for the business acquired and the pro forma financial statements required under this Item 7 will be filed within 60 days after the date of this report.

         (c.)  The following are filed as exhibits hereto:

         Exhibit Number                     Description
         --------------                     -----------
         99.10.A    Agreement For Purchase and Sale of Assets and Joint Venture Interest

         99.10.B    Agreement For Purchase and Sale of Real Estate






















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                                       -3-



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          BLACK HAWK GAMING &
                                          DEVELOPMENT COMPANY, INC.




                                          By: /s/ STEPHEN R. ROARK
                                             ----------------------------------
                                             Stephen R. Roark, President


Date:    January 6, 1998
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                                EXHIBIT INDEX


         Exhibit Number                     Description
         --------------                     -----------
         99.10.A    Agreement For Purchase and Sale of Assets and Joint Venture Interest

         99.10.B    Agreement For Purchase and Sale of Real Estate